Exhibit 99.2

UAL Investor Update: July 20, 2010

Outlook Highlights

Capacity

Third quarter 2010 consolidated available seat miles (ASMs) are estimated to be up 1.6% to 2.6% year-over-year. Full year 2010 consolidated ASMs are estimated to be flat to up 1.0%. Our current capacity guidance represents a half a point increase from our prior full year guidance. About half of this increase is due to the capacity related to our enhanced code share agreement with Aer Lingus to provide service from Washington Dulles to Madrid, which was not anticipated to be included in our consolidated results in our prior guidance. The remaining increase is due to the elimination of scheduled paint visits in anticipation of changing our livery as a result of our proposed merger with Continental later this year.

Non-Fuel Expense

The company estimates third quarter 2010 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 3.8% to 4.8% year-over-year, and consolidated CASM, excluding profit sharing and certain accounting charges, to be up 3.3% to 4.3% year-over-year. For the full-year 2010, the company estimates mainline and consolidated CASM, excluding fuel, profit sharing and certain accounting charges to be up 2.0% to 3.0% year-over-year.

Fuel Expense

The company estimates mainline fuel price, including the impact of cash settled hedges, to be $2.40 per gallon for the third quarter and $2.34 for the full year based on the July 16th forward curve.

Non-Operating Income/Expense

Non-operating expense is estimated to be $170 million to $180 million for the third quarter and $655 million to $665 million for the full year.

Income Taxes

Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the third quarter and full year 2010.

Capital Spending and Scheduled Debt and Capital Lease Payments

Of the planned roughly $350 million in non-aircraft capital expenditures for 2010, approximately $125 million has been spent as of the end of the second quarter. The company expects scheduled debt and capital lease payments of approximately $220 million in the third quarter and $410 million for the remainder of the year.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Third Quarter 2010 Financial and Operational Outlook

	Third Quarter 2010	Year-Over-Year % Change Higher/(Lower)	Estimated Full Year 2010	Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	Third Quarter Revenue Outlook to Be Provided Later In the Quarter
Regional Affiliate Passenger Unit Revenue (¢/ASM)
Consolidated Passenger Unit Revenue (¢/ASM)
Cargo and Other Revenue ($ millions)

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non- Cash Net Mark-to-Market Impacts (¢/ASM)	11.72¢ - 11.79¢	6.7% - 7.4%	11.84¢ - 11.92¢	5.8% - 6.5%
Regional Affiliate Unit Cost (¢/ASM)	16.19¢ - 16.34¢	1.1% - 2.1%	16.75¢ - 16.83¢	2.4% - 2.9%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.38¢ - 12.46¢	6.4% - 7.0%	12.57¢ - 12.65¢	6.1% - 6.8%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	7.89¢ - 7.96¢	3.8% - 4.8%	8.10¢ - 8.18¢	2.0% - 3.0%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.16¢ - 11.31¢	(2.3%) - (1.0%)	11.53¢ - 11.61¢	(3.1%) - (2.4%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.37¢ - 8.45¢	3.3% - 4.3%	8.61¢ - 8.69¢	2.0% - 3.0%

Fuel Expense
Mainline Fuel Consumption	515 Million Gallons		1,923 Million Gallons
Mainline Fuel Price Excluding Hedges	$2.25 / Gallon		$2.25 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.40 / Gallon		$2.34 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.43 / Gallon		$2.36 / Gallon
Regional Affiliates Fuel Consumption	115 Million Gallons		446 Million Gallons
Regional Affiliates Fuel Price*	$2.43 / Gallon		$2.46 / Gallon
(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)
Non-Operating Income/(Expense)	($170M) - ($180M)		($655M) - ($665M)

Income Taxes
Effective Tax Rate	0%		0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	17,458 - 17,641	(4.1%) - (3.1%)	66,001 - 66,695	(4.8%) - (3.8%)
Mainline International Capacity (Million ASM’s)	14,638 - 14,777	4.6% - 5.6%	53,790 - 54,324	0.7% - 1.7%
Mainline System Capacity (Million ASM’s)	32,096 - 32,418	(0.3%) - 0.7%	119,791 - 121,019	(2.4%) - (1.4%)
Regional Affiliates Capacity (Million ASM’s)**	5,531 - 5,579	14.3% - 15.2%	20,925 - 21,104	16.4% - 17.4%
Consolidated Domestic Capacity (Million ASM’s)	22,806 - 23,037	(1.0%) - (0.0%)	86,376 - 87,249	(1.1%) - (0.1%)
Consolidated System Capacity (Million ASM’s)	37,627 - 37,997	1.6% - 2.6%	140,716 - 142,123	0.0% - 1.0%
Mainline System Traffic (Million RPM’s)	Third Quarter Traffic Outlook to Be Provided Later In the Quarter
Regional Affiliates Traffic (Million RPM’s)**
Consolidated System Traffic (Million RPM’s)

*	Excludes special items and certain accounting charges
**	Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions

For the third quarter, the company has hedged 80% of its estimated consolidated fuel consumption at an average price of $79 per barrel. For the remainder of 2010, the company has hedged 74% of its estimated consolidated fuel consumption at an average price of $80 per barrel. The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Jul. 14, 2010:

Crude Oil Price*	Cash Settled Hedge Impact	1Q10	2Q10	3Q10	4Q10	FY10
$100 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$2.82	$2.82	$2.54
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$(0.25)	$(0.32)	$(0.13)
$90 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$2.58	$2.59	$2.42
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$(0.06)	$(0.12)	$(0.03)
$80 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$2.34	$2.35	$2.30
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$0.10	$0.07	$0.06
$76.01 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$2.25	$2.25	$2.25
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$0.15	$0.12	$0.09
$70 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$2.11	$2.11	$2.18
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$0.21	$0.19	$0.12
$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$1.87	$1.87	$2.06
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$0.31	$0.29	$0.17
$50 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)	$2.19	$2.30	$1.63	$1.63	$1.93
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	$0.41	$0.39	$0.22

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with July 16, 2010 forward prices, and a parallel crude forward price curve consistent with July 16, 2010 forward prices. Row headings refer to illustrative spot closing prices on July 16, 2010.
**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Effective April 1, 2010, the Company designated its existing fuel derivative instrument portfolio as cash flow hedges and intends to designate new contracts as cash flow hedges for accounting purposes, when possible under ASC 815, Derivatives and Hedging. Classification of these instruments as cash flow hedges permits the deferral of the effective portions of gains or losses until contract settlement. On June 30, 2010 the existing fuel derivative portfolio had a market value of $36 million, as determined on March 31, 2010, when the existing portfolio was designated as cash flow hedges, which was recorded as a non-cash mark-to-market gain in prior periods. The difference between the final settlement amount of the existing hedge contracts and their value as of March 31, 2010 will be recorded in the fuel expense line in the period in which the contracts settle. This will result in a modest difference between GAAP and non-GAAP fuel expense over the next nine months.

Share Count

Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the third quarter of 2010 and the full year 2010. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price and number of shares outstanding. Actual share counts may be different from those shown below.

	3Q 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	168.1	168.1	$—
$1 million - $22 million	168.1	169.9	$—
$23 million - $196 million	168.1	209.6	$5.2
$197 million - $271 million	168.1	231.9	$26.5
$272 million or greater	168.1	235.3	$30.9

The United Building: 77 West Wacker Drive, Chicago, IL 60601

	Full Year 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	167.9	167.9	$—
$1 million - $88 million	167.9	169.5	$—
$89 million - $776 million	167.9	209.3	$20.7
$777 million - $1,076 million	167.9	231.5	$105.3
$1,077 million or greater	167.9	234.9	$122.7

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; our ability to complete the planned merger with Continental Airlines, Inc.; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q3 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing	11.77	11.84	11.87	11.95
Special items and other exclusions*	—	—	—	—

Mainline operating expense excluding profit sharing and special items	11.77	11.84	11.87	11.95
Plus: net non-cash mark-to-market impact	(0.05)	(0.05)	(0.03)	(0.03)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.72	11.79	11.84	11.92
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.83)	(3.83)	(3.74)	(3.74)

Mainline operating expense excluding fuel, profit sharing and special items	7.89	7.96	8.10	8.18

The United Building: 77 West Wacker Drive, Chicago, IL 60601

	Q3 2010 Estimate		Full Year 2010 Estimate
Regional Affiliate expense per ASM – CASM (cents)	Low	High	Low	High
Regional Affiliate operating expense	16.19	16.34	16.75	16.83
Less: Regional Affiliate fuel expense	(5.03)	(5.03)	(5.22)	(5.22)

Regional CASM excluding fuel	11.16	11.31	11.53	11.61

	Q3 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing	12.42	12.50	12.60	12.68
Special items and other exclusions*	—	—	—	—

Consolidated operating expense excluding profit sharing and special items	12.42	12.50	12.60	12.68
Plus: net non-cash mark-to-market impact	(0.04)	(0.04)	(0.03)	(0.03)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	12.38	12.46	12.57	12.65
Less: fuel expense (excluding net non-cash mark-to-market impact)	(4.01)	(4.01)	(3.96)	(3.96)

Consolidated expense excluding fuel, profit sharing and special items	8.37	8.45	8.61	8.69

*	Operating expense per ASM – CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the first quarter, at this time the company is unable to accurately estimate the amounts of these charges.

The United Building: 77 West Wacker Drive, Chicago, IL 60601